UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

DISCOVERY TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi
Province, People’s Republic of China 710065

(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266386

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Explanatory Note

Discovery Technologies, Inc. (the “Company”) is filing this amendment on Form 8-K/A to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 2, 2008 (File No. 000-18606)(the “Original 8-K”), to (i) file amended financial statements which were annexed to the Original 8-K, (ii) file an updated version of Exhibit 10.2 of the Original 8-K and (iii) to file an amended Management’s Discussion and Analysis conforming to the changes in the financial statements. No other changes or items are being effected by this filing.

Item 2.01 Completion of Acquisition or Disposition of Assets

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated financial condition and results of operations should be read with our consolidated financial statements and related notes appearing elsewhere in this Current Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Current Report.

Overview

We research, develop, manufacture and distribute humic acid based liquid compound fertilizer in 27 provinces in China. Humic acid is an essential natural, organic ingredient for a balanced, fertile soil, and it is one of the major constituents of organic matter. China is both the world’s largest manufacturer and consumer of fertilizer. As of 2005, the Chinese fertilizer market accounted for 33% of the total world output and 35% of the total world consumption. We estimate that by the middle of this century, per capita farmland in China will be only 16% of world average levels.

In 2005, compound fertilizer accounted for 27% of the total fertilizer consumed in China; however the quality is generally very low leading to ecosystem degradation. (Source: Ministry of Agriculture of the PRC). Organic compound fertilizer comprises a balance of both organic and inorganic substances, thereby combining the speedy effectiveness of chemical fertilizers with the environmental benefits of the organic ones, hence ensuring vast room for its future development in the Chinese agricultural production system.

Our multi-tiered product strategy allows us to tailor our products to different needs and preferences of the Chinese fertilizer market, which varies greatly across the country. For example, in Southern and Eastern China, farmers are able to grow high margin crops such as fruit and seasonal vegetables where climate and rainfall permits, hence they can gain more return on investment from more expensive, specialized fertilizers whereas in Northwest areas, farmers’ low profit margin crops prevent farmers from investing too much on fertilizer thereby necessitating a more broad spectrum, low cost fertilizer.

Roughly 20 million farmers are using our products. We produce and sell 10,000 metric tons per year, with average per mu usage of 120 ml per year, per time (the liquid fertilizer is in very concentrated form, and is mixed with water).

We conduct our research and development activities through our wholly owned subsidiary, Xi’an Jintai Agriculture Technology Development Company through which we also sell high quality fruits and vegetables which are grown in our research greenhouses to airlines, hotels and restaurants. The Company owns its 137,000 square meter research and development facility. Our research and development capabilities allow us to develop products that are tailored to farmers’ specific needs in different regions, different crops, humidity, weather and soil conditions that require special fertilizers.

We have developed more than 100 different fertilizer products. The leading five provinces by revenue are Heilongjiang, Guangdong, Xinjiang, Shandong, and Henan.

Recent Development

On December 26, 2007, we completed our Private Placement of 6,313,617 shares of our common stock for $20,519,255 in gross proceeds. We intend to use the proceeds of the Private Placement to buy capital equipment and expand our production and facilities.

THREE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED WITH THREE MONTHS ENDED SEPTEMBER 30, 2006.

Results of Operations:

The following table shows our operating results for the three months ended September 30, 2007 and September 30, 2006.

	Three Months ended September 30, 2007	Three Months ended September 30, 2006
Sales Revenue	$7,191,021	$4,791,313
Cost of goods sold	$2,773,762	$1,781,291
Gross profit	$4,417,259	$3,010,022
Selling, General and Administrative Expenses	$302,323	$428,806
Operating Income	$4,114,937	$2,581,216
Other Net Income (expense)	($83,165)	($90,162)
Income Before Income Taxes	$4,031,772	$2,491,055
Provision for Income Taxes	-	$199,880
Foreign currency translation gain (loss)	$174,461	$35,266
Net Income	$4,206,233	$2,326,441

Sales revenue for the three months ended September 30, 2007 was $7,191,021, an increase of $2,399,708, or 50.1%, compared with the corresponding period in 2006. This increase was the result of an increase in sales volume due to expansion of our sales network, the launch of new products and the addition of our newly acquired greenhouse facility which contributed $1,602,264 of sales over the same period.

Cost of goods sold for the three months ended September 30, 2007 was $2,773,762, an increase of $992,471, or 55.7%, compared with the corresponding period in 2006. The increase in cost of goods sold was primarily due to the increase in our sales volume. The incremental increase in cost of goods sold was due to an increase in the price of packaging materials for this period. We intend to use a portion of the proceeds from the Private Placement to produce packaging materials internally. We believe that in-house production of packaging materials will result in lowering cost of goods sold, assuming that all other costs remain the same.

Gross profit for the three months ended September 30, 2007 was $4,417,259, an increase of $1,407,237, or 46.7%, compared with the corresponding period in 2006. The increase in our gross profit was due to the increase in our sales revenue.

Selling, general and administrative expenses for the three months ended September 30, 2007 was $302,323, a decrease of $126,483 or 29.5% compared with the corresponding period in 2006. The decrease in selling, general and administrative expenses was due to the shift of part of the advertising, product promotion and logistic costs from us to our distributors.

Comprehensive income for the three months ended September 30, 2007 was $4,206,233, an increase of $1,879,792, or 80.8%, compared with the corresponding period in 2006. This increase was the result of an increase in sales revenue due to expansion of our sales network, the launch of new products, a contribution of $983,624 of net income from our newly acquired greenhouse facility and a decrease in our expenses. The increase in net income was also due to an exemption from tax for 2007 according to the Preferential Tax for Foreign Invested Enterprises, resulting in a relative gain of $322,542 and a foreign currency translation relative gain of $139,195. If these two factors are deducted from net income the resulting increase would be 61% instead of 80.8%.

Liquidity and Capital Resources

We have historically financed our operations and capital expenditures principally through bank loans, and cash provided by operations. We are using the net proceeds of the Private Placement, approximately $13.7 million, to finance the purchase of capital equipment and an expansion of our facilities and production. We believe that our existing cash, cash equivalents and cash flows from operations and from the Private Placement will be sufficient to meet our presently anticipated future cash needs for at least the next 12 months. We may, however, require additional cash resources due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. There can be no assurance that such additional investment will be available to us, or if available, that it will be available on terms acceptable to us.

LOANS

As of September 30, 2007, the loans payable are as follows:

Short term loans payable:
Xian City Commercial Branch	$2,001,923
Xian Agriculture Credit Union	507,153
Agriculture Bank	1,801,729
Total	$4,310,805

As of September 30, 2007, the Company had a loan payable of $2,001,923 to Xian City Commercial Bank in China, with an annual interest rate of 9.585%, and due on April 1, 2008. The loan is pledge by the land use right and property of the Company.

As of September 30, 2007, the Company had a loan payable of $507,153 to Xian Agriculture Credit Union, with an annual interest rate of 9.216%, and due on September 26, 2007. On September 10, 2007, the loan was extended to September 16, 2008 with an annual interest rate of 11.795%. The loan is guaranteed by a former shareholder. The Company’s shareholder paid interest expenses of $12,393 and $10,991 as of September 30, 2007 and 2006 for this loan. The Company has recorded the interest expenses paid by the shareholder as contributed capital.

As of September 30, 2007, the Company had a loan payable of $1,801,729 to Agriculture Bank in China, with an annual interest rate of 7.488%, and due on September 26, 2007. On March 28, 2007, the loan is extended to March 27, 2008. The loan is guaranteed by the former shareholder.

The interest expenses are $92,569 and $91,369 for three months ended September 30, 2007 and 2006.

Cash and cash equivalents

For statement of cash flows purposes, we consider all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of September 30, 2007, cash and cash equivalents amounted to $107,400.

Accounts receivable

Our policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of September 30, 2007, we had accounts receivable of $6,046,270, net of allowance for doubtful accounts of $ 222,276. This is an increase of 126% compared to the same period in 2006. This increase resulted form the following factors: (i) sales increased by approximately 50%, the Chinese central government implemented policies to support agriculture and farmers and encourage the use of “green” products and (iii) China experienced unusually inclement weather in 2007 which resulted in an increase in demand for fertilizer products to increase yields. We believe that these factors present the opportunity to encourage farmers to use our products and we therefore, decided to implement two types of payment terms. For the first, we require 50% payment in advance, and 50% payment after delivery. For the second, we require one payment collected after the autumn harvest from October to December. Distributors are required to guarantee payments.

Inventories

Inventories consist of the following as of September 30, 2007:

Supplies, packing and raw materials	$244,039
Finished goods	1,710,152
Totals	$1,954,191

Tax payables

Tax payables consist of the following as of September 30, 2007

VAT payable	$2,547,065
Income tax payable	308,657
Other levies	221,235
Total	$3,076,957

Property, plant and equipment

Property, plant and equipment consist of the following as of September 30, 2007

Building and improvements	$7,338,102
Vehicle	21,728
Machinery and equipments	5,247,490
Totals	12,607,320
Less: accumulated depreciation	(873,090)
$11,734,230

Depreciation expenses for the three months ended September 30, 2006 and 2007 were $31,304 and $208,898, respectively.

THE FISCAL YEAR ENDED JUNE 30, 2007 COMPARED WITH THE FISCAL YEAR ENDED JUNE 30, 2006

Results of Operations:

The following table shows the operating results of TechTeam for the fiscal years ended June 30, 2007 and June 30, 2006.

	Fiscal Year ended June 30, 2007	Fiscal Year ended June 30, 2006
Sales Revenue	$15,184,343	$7,888,763
Cost of goods sold	6,556,524	3,515.022
Gross profit	8,627,820	4,373,741
Selling, General and Administrative Expenses	1,011,686	1,464,466
Operating Income	7,616,133	2,909,275
Other Net Income (expense)	(402,379)	(187,075)
Income Before Income Taxes	7,213,754	2,722,200
Provision for Income Taxes	(295,012)	-
Foreign currency translation gain (loss)	261,432	(17,669)
Net Income	$7,180,173	$2,704,531

Sales revenue for fiscal 2007 was $15,184,343, an increase of $7,295,580 which represents a 92.5% increase compared with fiscal 2006. The reason for the increase was the increase of sales volume due to the expansion of our sales network the launch of new products and a contribution of $1,853,717 in revenue from our newly acquired greenhouse facility.

Cost of goods sold for fiscal 2007 was $6,556,524 an increase of $3,041,502 which represents an increase of 86.5% compared with 2006. The increase in the cost of goods was due to increase in sales volume.

Gross profit for fiscal 2007 was $8,627,820, an increase of $4,254,079 which represents an increase of 97.3% compared with fiscal 2006. The increase in gross profit was due to increase in sales revenue.

Our Selling, General and Administrative expenses for fiscal 2007 were $1,011,686, a decrease of $452, 780, which represents a decrease of 30.9%, compared with fiscal 2006. The reason for this was due to decrease in research and development expense. There was previously a concentration of expenditures for outsourced research and development in the years of 2003 to 2005. In the fiscal year ending June 30, 2007, our greenhouse facility was acquired hence reducing research and development expenses that were outsourced.

The other expenses for fiscal 2007 and 2006 were $402,379 and $187,075 respectively. The 115% increase was due to increased interest expense and inventory count loss due to returns of goods damaged in transit, primarily damaged packaging. We believe this inventory count loss is a controllable non-recurring expense.

Net income for fiscal 2007 was $7,180,173, an increase of $4,475,642 which represents an increase of 165.5% compared with fiscal 2006. The reason for this was an increase in sales revenue, a contribution of $682,905 in net income from our newly acquired greenhouse facility and decrease in expenses.

Operating Activities

Net cash provided by operating activities for fiscal 2007 was $8,783,528, compared to $2,349,077 provided by operating activities for fiscal 2006. The increase in net cash provided by operating activities was due to an increase in our sales revenue.

Investing Activities

Net cash used in investing activities for fiscal 2007 was $9,768,909 compared to $32,975 used in investing activities for fiscal 2006. The cash was spent on the acquisition of our research and development and greenhouse facilities. This research and development is essential to our production of over 100 types of special purpose fertilizers. Because the resulting vegetables and plants cultivated for research purposes are sold, our greenhouse research and development facility is a profit center.

Financing Activities

Net cash provided by financing activities for fiscal 2007 was $1,018,301 compared with net cash used by financing activities for fiscal 2006 of ($2,294,907). The cash inflow was due to short term borrowing from related parties to make up a shortfall in working capital resulting from the purchase of the greenhouse buildings. This borrowing was paid off entirely in September 2007.

Loans

As of June 30, 2007, the loans payable are as follows:

Short term loans payable:
Xian City Commercial Branch	$1,970,580
Xian Agriculture Credit Union	499,214
Agriculture Bank	1,773,522
Total	$4,243,316

As of June 30, 2007, the Company had a loan payable of $1,970,580 to Xian City Commercial Bank in China, with an annual interest rate of 9.585%, and due on April 1, 2008. The loan is pledge by the land use right and property of the Company.

As of June 30, 2007, the Company had a loan payable of $499,214 to Xian Agriculture Credit Union, with an annual interest rate of 9.216%, and due on September 26, 2007. The loan is guaranteed by a former shareholder. The Company’s shareholder paid interest expenses of $45,439 and $27,737 as of June 30, 2007 and 2006 for this loan. The Company has recorded the interest expenses paid by the shareholder as contributed capital.

As of June 30, 2007, the Company had a loan payable of $1,773,522 to Agriculture Bank in China, with an annual interest rate of 7.488%, and on March 28, 2007, the loan is extended to March 27, 2008. The loan is guaranteed by the former shareholder.

The interest expenses are $361,254 and $229,115 for the years ended June 30, 2007 and 2006.

Accounts receivable

As of June 30, 2007, we had accounts receivable of $1,885,351, net of allowance of $218,796. The accounts receivable as of June 30, 2007 includes a receivable from a related party amounting $43,363.

INVENTORIES

Inventories consist of the following as of June, 2007:
Supplies, packing and raw materials	$153,498
Finished goods	1,620,303
Totals	$1,773,802

The supplies, packing and raw materials of the company consists of supplies, packing and chemicals in the amount of $148,467 and supplies, packing and seeds for in the amount of $5,031 as of June 30, 2007. The finished goods consist of flowers and vegetables.

TAX PAYABLES

Tax payables consist of the following as of June 30, 2007:
VAT payable	$1,824,259
Income tax payable	302,907
Other levies	149,554
Total	$2,276,720

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of June 30, 2007:

Building and improvements	$7,223,219
Vehicle	21,387
Machinery and equipments	5,165,338
Construction in progress	42,707
Total property, plant and equipment	12,452,651
Less: accumulated depreciation	(652,013)
Net property plant and equipment	$11,800,638

Depreciation expenses for the years ended June 30, 2007 and 2006 were $372,862 and $149,092, respectively.

Foreign currency translation

The reporting currency of the Company is the US dollar. We use our local currency, Renminbi (RMB), as our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Item 9.01 Financial Statements and Exhibits.

(a) FINANCIAL STATEMENT

The financial statements of TechTeam and Green Agriculture are being filed with this Current Report.

(d) The following exhibit is filed with this Current Report:

10.2
Securities Purchase Agreement by and among the Company, Green Agriculture Holding Corporation, Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., and the investors named therein, dated December 24, 2007.

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD
AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND
SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SHANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD
AND SUBSIDIARY
Xian, China

We have audited the accompanying combined balance sheet of Shanxi Techteam Jinong Humic Acid Product Co., Ltd and Subsidiary, as of June 30, 2007 and the related consolidated statements of income, members' equity and cash flows for the years ended June 30, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Techteam Jinong Humic Acid Product Co., Ltd and Subsidiary, as of June 30, 2007, and the results of their operations and their cash flows for the years ended June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

Los Angeles, California
September 17, 2007

F-2

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2007

ASSETS

Current Assets
Cash and cash equivalents	$81,716
Accounts receivable, net	1,885,351
Other assets	187,164
Advances to suppliers	208,026
Inventories	1,773,802

Total Current Assets	4,136,059

Plant, Property and Equipment, net	11,800,638

Intangible Assets	1,163,078
Total Assets	$17,099,775

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$221,592
Other payables and accrued expenses	844,835
Amount due to related parties	666,618
Taxes payable	2,276,720
Unearned revenue	81,341
Short term loans	4,243,316
Total Current Liabilities	8,334,420

Stockholders' Equity
Share capital	2,653,287
Statutory reserve	880,252
Retained earning	4,988,097
Accumulated other comprehensive income	243,718
Total Stockholders' Equity	8,765,355

Total Liabilities and Stockholders' Equity	$17,099,775

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	June 30,
	2007	2006

Net sales
Jinong	$13,330,626	$7,888,763
Jintai	1,853,717	-
Total Net Sales	15,184,343	7,888,763
Cost of goods sold
Jinong	5,413,524	(3,515,022)
Jintai	1,143,000	-
Total Cost of goods sold	(6,556,524)	(3,515,022)
Gross profit	8,627,820	4,373,741
Operating expenses
Selling expenses	(616,479)	(653,628)
Operating and administrative expenses	(395,207)	(810,837)
Total operating expenses	(1,011,686)	(1,464,466)
Income from operations	7,616,133	2,909,275
Other income (expense)
Miscellenous (expense) income	(41,125)	42,040
Interest expense	(361,254)	(229,115)
Total other income (expense)	(402,379)	(187,075)
Income before income taxes	7,213,754	2,722,200
Provision for income taxes	(295,012)	-
Net income	6,918,742	2,722,200
Other comprehensive income (loss)
Foreign currency translation gain (loss)	261,432	(17,669)
Comprehensive income	$7,180,173	$2,704,531

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

				Accumulated Other	Total
	Share	Statutory	Retained	Comprehensive	Stockholders'
	Capital	Reserve	Earning	Income	Equity

BALANCE, JULY 1, 2005	$2,539,673	$-	$(3,772,593)	$(44.00)	$(1,232,965)

Net income for the year ended June 30, 2006	-	-	2,722,200	-	2,722,200

Contribution by related parties	46,013	-	-	-	46,013

Accumulative other comprehensive loss	-	-	-	(17,669)	-17,669

BALANCE, JUNE 30, 2006	2,585,686	-	(1,050,393)	(17,713)	1,517,579

Net income for the year ended June 30, 2007	-	-	6,918,742	-	6,918,742

Contribution by related parties	67,602	-	-	-	67,602

Transfer to statutory reserve	-	880,252	(880,252)	-	-

Accumulative other comprehensive income	-	-	-	261,432	261,432

BALANCE, JUNE 30, 2007	$2,653,287	$880,252	$4,988,097	$243,718	$8,765,355

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	2007	2006
Cash flows from operating activities
Net income	$6,918,742	$2,722,200
Adjustments to reconcile net income to net cash
provided by operating activities
Share capital contribution - rental and interest paid by shareholders	65,894	45,580
Depreciation	372,862	149,092
Amortization	93,813	90,854
Decrease / (Increase) in current assets:
Accounts receivable	69,879	(1,096,160)
Accounts receivable-related party	1,571	(30,150)
Other receivables	93,115	(181,819)
Inventories	(578,072)	(134,625)
Advances to suppliers	(35,068)	(106,648)
Other assets	(8,038)	(1,535)
(Decrease) / Increase in current liabilities:
Accounts payable	(169,063)	174,522
Unearned revenue	(42,983)	118,349
Tax payables	1,602,499	471,540
Accrued expenses	49,575	163,157
Other payables	348,802	(35,279)
Net cash provided by operating activities	8,783,528	2,349,077

Cash flows from investing activities
Acquisition of plant, property, and equipment	(9,739,708)	(21,345)
Additions to construction in progress	(29,201)	(11,630)
Net cash used in investing activities	(9,768,909)	(32,975)

Cash flows from financing activities
Proceeds from (repayment of) installment loan	(191,922)	2,329,549
Proceeds from (payments to) related parties	1,210,223	(4,624,456)
Net cash provided by (used in) financing activities	1,018,301	(2,294,907)

Effect of exchange rate change on cash and cash equivalents	3,173	1,027
Net increase in cash and cash equivalents	36,092	22,222
Cash and cash equivalents, beginning balance	45,623	23,402
Cash and cash equivalents, ending balance	$81,716	$45,623

Supplement disclosure of cash flow information
Interest expense paid	$322,734	$155,161
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Yangling Techteam Jinong Humic Acid Product Co., Ltd. was founded in the People’s Republic of China on June 19, 2000. On Febuary 28, 2006, Yangling Techteam Jinong Humic Acid Product Co., Ltd changed name to be Shaanxi Techteam Jinong Humic Acid Product Co., Ltd. (“Techteam Jinong”, “the Company”).

On January 19, 2007, Techteam Jinong incorporated X’an Jintai Agriculture Technology Development Company (hereinafter as “Xi’an Jintai”), as the Experimental Base and green fertilizer Research Institute of Techteam Jinong.

The Company and its subsidiary are engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer. Xian Jonong’s main business is to produce and sell fertilizers, and Xi’an Jintai’s main business is to sell the product which are the by- product (fruit and vegetables) from the experiments of developing the fertilizers.

2.	BASIS OF PRESETATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary-- Xi’an Jintai. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2007, cash and cash equivalents amounted to $81,716.

F-7

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2007, the Company had accounts receivable of $1,885,351, net of allowance of $218,796. The accounts receivable as of June 30, 2007 includes receivable from a related party amounting $43,363.

Advances to suppliers

The Company advances to certain vendors for purchase of its material. As of June, 2006, the advances to suppliers amounted to $208,026. Advances to suppliers are current, non interest bearing and unsecured.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or net realizable value. The management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower than the cost.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated
Useful Life
Building and improvements	10-40 years
Machinery and equipments	5-15 years
Vehicle	12 years

Financial instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

F-8

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.
The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There was no impairment of long-lived assets for the years ended June 30, 2007 and 2006.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. As of June 30, 2007, unearned revenue amounted to $81,341.Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended June 30, 2007, and 2006 were $333,913 and $398,228, respectively.

F-9

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized. If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company net income when those events occur. The Company does not have any significant deferred tax asset or liabilities in the PRC tax jurisdiction.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The two years tax exemption, three years 50% tax reduction tax holiday for production-oriented FIEs will be eliminated. The Company is currently evaluating the effect of the new EIT law will have on its financial position.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $243,718 as of June 30, 2007. Translation gain (loss) for the year ended June 30, 2007 and 2006 amounted to $261,432 and $(17,669), respectively.

Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

F-10

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended June 30, 2006, the company was organized in one segment. During the year ended June 30, 2007, the Company was organized into two main business segments: fertilizer production (Jinong) and sale of fruits and vegetables (Jintai). The following table presents a summary of operating information and certain year-end balance sheet information for the years ended June 30, 2007

Revenues from unaffiliated customers:
Jinong	$13,330,626
Jintai	1,853,716
Consolidated	$15,184,343

COGS from unaffiliated customers:
Jinong	$5,413,523.31
Jintai	1,143,000.19
Consolidated	$6,556,523.50

Operating income (loss):
Jinong	$6,933,283
Jintai	682,849
Consolidated	$7,616,133

Identifiable assets:
Jinong	$15,627,864
Jintai	1,471,910
Consolidated	$17,099,774

Depreciation and amortization:
Jinong	$466,674
Jintai	-
Consolidated	$466,674

Capital expenditures:
Jinong	$9,768,909
Jintai	-
Consolidated	$9,768,909

F-11

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1. A brief description of the provisions of this Statement

F-12

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. The date that adoption is required

3. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.
The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities.

3.	OTHER ASSETS

As of June 30, 2007, other assets comprised of following:

Other receivable	$157,132
Promotion samples	30,032
Total	$187,164

Other receivables represent advances made to non-related companies and employees. The amounts were unsecured, interest free, and due on demand.

F-13

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	INVENTORIES

Inventories consist of the following as of June, 2007:

Supplies, packing and raw materials	$153,498
Finished goods	1,620,303
Totals	$1,773,802

The supplies, packing and raw materials of the company consists of supplies, packing and chemicals for Jinong in the amount of $148,467 and supplies, packing and seeds for Jintai in the amount of $5,031 as of June 30, 2007. The finished goods of the company consist of finished goods for Jinong in the amount of $223,785 and finished goods for Jintai, which are flowers and vegetables, in the amount of $1,396,518.

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of June 30, 2007:

Building and improvements	$7,223,219
Vehicle	21,387
Machinery and equipments	5,165,338
Construction in progress	42,707
Total property, plant and equipment	12,452,651
Less: accumulated depreciation	(652,013)
Net property plant and equipment	$11,800,638

Depreciation expenses for the years ended June 30, 2007 and 2006 were $372,862 and $149,092, respectively.

6.	INTAGIBLE ASSETS

The intangible assets comprised of following at June 30, 2007:

Land use right, net	$844,623
Technology know-how, net	318,455
Total	$1,163,078,

LAND USE RIGHT

Per the People's Republic of China's governmental regulations, the Government owns all land. However, the government grants the user a “land use right” (the Right) to use the land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years.

F-14

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The shareholder contributed the land use rights on August 16th, 2001. The land use right was recorded at cost of $881,497. The land use right is for fifty years. The land use right consist of the followings as of June 30, 2007:

Land use right	$881,497
Less: accumulated amortization	(36,874)
$844,623

TECHNOLOGY KNOW-HOW

The shareholder contributed the technology know-how on August 16, 2001. The technology know-how is recorded at cost of $710,883. This technology is the special formula to produce humid acid. The technology know-how is valid for 10 years. The technology know-how consists of the following as of June 30, 2007:

Technology Know-how	$710,883
Less: accumulated amortization	(392, 428)
$318,455

Total amortization expenses of intangible assets for the years ended June 30, 2007 and 2006 amounted to $93,813 and $90,854 respectively. Amortization expenses of intangible assets for next five years after June 30, 2007 are as follows:

June 30, 2008	$93,813
June 30, 2009	93,813
June 30, 2010	93,813
June 30, 2011	93,813
June 30, 2012	93,813
Total	$469,065

7.	RELATED PARTY TRANSACTIONS

AMOUNTS DUE TO RELATED PARTIES

The amounts due to related parties were the advances from the Company’s shareholders and subsidiaries owned by the same major shareholders, and were unsecured, non-interest bearing and due on demand. As of June 30, 2007, amount due to related parties amounted to $666,618.

COMMITMENTS AND LEASES

The Company’s shareholder provided free building space for the Company. The Company has recorded the rent expenses at the rent based on Xian house rental market of $20,455 and $17,843 for the years ended June 30, 2007 and 2006, as contributed capital.

F-15

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables comprised of following at June 30, 2007:

Payroll payable	$30,081
Welfare payable	173,376
Interest and other accrued expenses	61,315
Other levy payable	36,853
Employee advance	53,573
Advances to other unrelated companies- Due on demand, interest free and unsecured	489,637
Total	$844,835

All other payables are due in demand, and interest free.

9.	LOAN PAYABLES

As of June 30, 2007, the loans payable are as follows:

Short term loans payable:
Xian City Commercial Branch	$1,970,580
Xian Agriculture Credit Union	499,214
Agriculture Bank	1,773,522
Total	$4,243,316

As of June 30, 2007, the Company had a loan payable of $1,970,580 to Xian City Commercial Bank in China, with an annual interest rate of 9.585%, and due on April 1, 2008. The loan is pledge by the land use right and property of the Company.

As of June 30, 2007, the Company had a loan payable of $499,214 to Xian Agriculture Credit Union, with an annual interest rate of 9.216%, and due on September 26, 2007. The loan is guaranteed by a former shareholder. The Company’s shareholder paid interest expenses of $45,439 and $27,737 as of June 30, 2007 and 2006 for this loan. The Company has recorded the interest expenses paid by the shareholder as contributed capital.

As of June 30, 2007, the Company had a loan payable of $1,773,522 to Agriculture Bank in China, with an annual interest rate of 7.488%, and on March 28, 2007, the loan is extended to March 27, 2008. The loan is guaranteed by the former shareholder.

The interest expenses are $361,254 and $229,115 for the years ended June 30, 2007 and 2006.

F-16

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	TAX PAYABLES

Tax payables consist of the following as of June 30, 2007:

VAT payable	$1,824,259
Income tax payable	302,907
Other levies	149,554
Total	$2,276,720

11.	INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At June 30, 2007 and 2006, there was no significant book to tax differences.

Local PRC income tax

The Company is governed by the Income Tax Law of the PRC concerning Chinese registered limited liability companies. Under the Income Tax Laws of the PRC, Chinese enterprises are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments, unless the enterprise is located in a specially designated region for which more favorable effective tax rates are applicable. The provision for income taxes for years ended June 30, 2007 and 2006 are $295,012 and $0 respectively. The Company utilized its net operating loss from prior years, in the year ended June 30, 2006.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate at June 30, 2007 and 2006

	2007	2006
Tax at statutory rate	34%	34%
Foreign tax rate difference	-19%	-19%
Net operating loss in other tax jurisdiction for where no benefit is realized	-2%	-15%

	13%	0%

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The two years tax exemption, three years 50% tax reduction tax holiday for production-oriented FIEs will be eliminated. The Company is currently evaluating the effect of the new EIT law will have on its financial position.

F-17

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	OTHER INCOME (EXPENSES)

Other income (expenses) mainly consists of inventory count loss and interest expenses and are as follows for the year ended June 30, 2007 and 2006.

	June 30,
	2007	2006
Other (expense) income	$(41,125)	$42,040
Interest expense	(361,254)	(229,115)
Total other income (expense)	$(402,379)	$(187,075)

13.	CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.
The company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

14.	STATUTORY RESERVES

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i)	Making up cumulative prior years' losses, if any;

ii)
Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

F-18

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

iv)	Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

In accordance with the Chinese Company Law, the company has allocated 10% of its net income to surplus. The amount included in the statutory reserves as of June 30, 2007 and 2006 amounted to $586,834 and $0, respectively.

The Company established a reserve for the annual contribution of 5% of net income to the common welfare fund. The amount included in the statutory reserves as of June 30, 2007 and 2006 amounted to $293,418 and $0, respectively.

15.	SUBSEQUENT EVENTS

Green Agriculture Holding Corporation (Green Holding) acquired 100% outstanding shares of the Company on August 3, 2007.Green Holding was incorporated on January 27, 2007 under the laws of the State of New Jersey with two shareholders owning 89% and 11% of stock equity of the Company. Green Holding, through its Chinese subsidiaries Techteam Jinong and Xi’an Jintai is engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer.

F-19

GREEN AGRICULTURE HOLDING CORPORATION AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Green Agriculture Holding Corporation

We have audited the accompanying balance sheet of Green Agriculture Holding Corporation (a New Jersey Corporation), a development stage entity, as of June 30, 2007 and the related statement of operations, stockholders' deficit, and cash flows for the period from January 27, 2007 (inception) through June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Agriculture Holding Corporation as of June 30, 2007, and the results of its operations and its cash flows for the period from January 27, 2007 (inception), to June 30, 2007, in conformity with accounting principles generally accepted in the United States of America..

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company’s has not earned any revenue since its inception. This factor as discussed in Note 3 to the financial statements raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
October 3, 2007

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
BALANCE SHEET
June 30, 2007

ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$-

Total assets	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:	$-

STOCKHOLDERS' DEFICIT
Common stock, no par value; Authorized
shares 100,000; Issued and outstanding shares 100	10
Deficit accumulated during the development stage	(10)
Total stockholders' deficit	-

Total liabilities and stockholders' deficit	$-

The accompanying notes are an integral part of these financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
STATEMENT OF OPERATIONS
FOR THE PERIOD JANUARY 27, 2007 (INCEPTION) TO JUNE 30, 2007

Net revenue	$-

Operating expenses	10

Operating loss	(10)

Provision for income tax	-

Net loss	$(10)

Basic and diluted net loss per share	$(0.10)

Basic and diluted weighted average shares outstanding	100

The accompanying notes are an integral part of these financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD JANUARY 27, 2007 (INCEPTION) TO JUNE 30, 2007

			Deficit
	Common stock		accumulated	Total
	Number of		during develop-	stockholders'
	shares	Amount	ment stage	deficit

Balance at January 27, 2007 (inception)	-	$-	$-	$-

Issuance of common stock	100	10	-	10

Net loss for the period January 27, 2007 (inception)
through June 30, 2007	-	-	(10)	(10)

Balance at June 30, 2007	100	$10	$(10)	$0

The accompanying notes are an integral part of these financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD JANUARY 27, 2007 (INCEPTION) TO JUNE 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10)

Net cash used in operating activities	(10)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Common Stocks for cash	10

Net cash provided by financing activities	10

NET INCREASE IN CASH & CASH EQUIVALENTS	-

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-

CASH & CASH EQUIVALENTS, ENDING BALANCE	$-

The accompanying notes are an integral part of these financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Green Agriculture Holding Corporation. (“the Company”) is a development stage enterprise incorporated in the State of New Jersey on January 27, 2007. The Company has had no significant operations since its inception. The Company is authorized to do any legal business activity as controlled by New Jersey law.

The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies. The Company’s fiscal year ends on June 30, 2007.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company‘s planned principal operations have not commenced, and, accordingly, no revenue has been derived during this period.

3.	GOING CONCERN

As of June 30, 2007, the Company has no operating history under its current structure, which raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s has not earned any revenue from operations since its inception. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. On August 3, 2007, the Company acquired 100% outstanding shares of Shaanxi Techteam Jinong Humic Acid Product Co., Ltd from its shareholders. Shaanxi Techteam Jinong Humic Acid Product Co., Ltd is a fertilizer producer company which is located at Xian, Shaanxi Province of the People’s Republic of China

4.	SHAREHOLDERS’ EQUITY

The Company has authorized 10,000 shares of common stock, no par value. On the formation of the Company, the Company issued 100 shares representing the initial capitalization of the Company to founders for $10.

5.	INCOME TAXES

As the Company has not generated taxable income since its inception, no provision for income taxes has been made. At June 30, 2007, the Company did not have any significant net operating loss carry forwards, deferred tax liabilities or deferred tax assets.

6.	SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company has paid $0 for income tax and none for interest, since its inception through June 30, 2007.

7.	SUBSEQUENT EVENTS

On August 3, 2007, the Company acquired 100% outstanding shares of Shaanxi Techteam Jinong Humic Acid Product Co., Ltd from its shareholders.

Shaanxi Techteam Jinong Humic Acid Product Co., Ltd (Techteam Jinong) was incorporated on June 19, 2000. Techteam Jinong is primarily engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer in the People’s Republic of China.

The exchange of shares with Techteam Jinong will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of Techteam Jinong obtained the control of the Combined Company. Accordingly, the merger of the two companies will be recorded as a recapitalization of Techteam Jinong, with the Techteam Jinong being treated as the continuing entity.

GREEN AGRICULTURE HOLDING CORPORTAION
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

The condensed financial statements of Techteam Jinong, as on June 30, 2007, are as follows:

Balance Sheet:

Total current assets	$4,136,059
Property & equipment	11,800,638
Deposits	1,163,078

Total assets	$17, 099,775

Current liabilities	$8,334,420
Stockholders’ equity	8,765,355

Total liabilities and stockholders’ equity	$17,099,775

Income Statement:

Net Revenue	$15,184,343
Cost of revenue	6,556,524
Gross profit	8,627,820

Total Operating expenses	1,011,686
Income from operations	7,616,133

Miscellaneous expense	41,125
Interest expenses	361,254
Provision for income	295,012

Net income	$6,918,742

GREEN AGRICULTURE HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(UNAUDITED)

ASSETS

Current Assets
Cash and cash equivalents	$107,400
Accounts receivable, net	6,046,270
Other assets	122,721
Advances to suppliers	533,084
Inventories	1,954,191
Total Current Assets	8,763,666

Plant, Property and Equipment, net	11,734,230

Construction In Progress	43,387

Intangible Assets, net	1,157,113

Total Assets	$21,698,396

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$514,785
Unearned revenue	177,485
Other payables and accrued expenses	496,469
Amount due to related parties	135,947
Taxes payable	3,076,957
Short term loans	4,310,805
Total Current Liabilities	8,712,448

Commitment	-
Stockholders' Equity
Share capital	2,667,648
Statutory reserve	1,485,018
Retained earning	8,415,102
Accumulated other comprehensive income	418,179
Total Stockholders' Equity	12,985,948

Total Liabilities and Stockholders' Equity	$21,698,396

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AGRICULTURE HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	Three Months Ended September 30,
	2007	2006

Net sales	7,191,021	4,791,313
Cost of goods sold	2,773,762	1,781,291
Gross profit	4,417,259	3,010,022
Operating expenses
Selling expenses	151,705	209,681
Operating and administrative expenses	150,618	219,125
Total operating expenses	302,323	428,806
Income from operations	4,114,937	2,581,216
Other income (expense)
Other income	9,301	1,302
Interest income	125	-
Interest expense	(92,569)	(91,369)
Bank charges	(22)	(94)
Total other income (expense)	(83,165)	(90,162)
Income before income taxes	4,031,772	2,491,055
Provision for income taxes	-	199,880
Net income	4,031,772	2,291,175
Other comprehensive income
Foreign currency translation gain	174,461	35,266
Comprehensive income	$4,206,233	$2,326,441

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AGRICULTURE HOLDING CORPORATION AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	Three Months Ended September 30,
	2007	2006
Cash flows from operating activities
Net income	$4,031,772	$2,291,175
Adjustments to reconcile net income to net cash
provided by operating activities
Share capital contribution - rental and interest paid by shareholders	14,337	15,511
Depreciation	208,898	31,304
Amortization	24,253	19,271
Decrease / (Increase) in current assets
Accounts receivable	(4,095,432)	(831,613)
Other receivables	69,214	236,846
Inventories	(150,870)	358,768
Advances to suppliers	(318,984)	141,979
Other assets	(2,374)	29,819
(Decrease) / Increase in current liabilities
Accounts payable	287,180	(152,909)
Unearned revenue	94,036	(40,931)
Tax payables	757,460	491,391
Accrued expenses	(341,719)	39,307
Other payables	(16,974)	(40,234)
Net cash provided by operating activities	560,796	2,589,683

Cash flows from investing activities
Acquisation of plant, property, and equipment	-	(869)
Additions to construction in progress	-	(22,237)
Net cash used in investing activities	-	(23,105)

Cash flows from financing activities
Payments to related parties	(536,621)	(2,443,916)

Effect of exchange rate change on cash and cash equivalents	1,509	1,475
Net increase in cash and cash equivalents	25,684	124,136

Cash and cash equivalents, beginning balance	81,716	45,623
Cash and cash equivalents, ending balance	$107,400	$169,759

Supplement disclosure of cash flow information
Interest expense paid	$(92,674)	$(88,035)
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Green Agriculture Holding Corporation (“Green Holding”, “the Company”) acquired 100% outstanding shares of Techteam Jinong on August 3, 2007. Green Holding was incorporated on January 27, 2007 under the laws of the State of New Jersey with two shareholders owning 89% and 11% of stock equity of the Company. Green Holding, through its Chinese subsidiaries Techteam Jinong and Xi’an Jintai is engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer.

Yangling Techteam Jinong Humic Acid Product Co., Ltd. was founded in the People’s Republic of China on June 19, 2000. On Febuary 28, 2006, Yangling Techteam Jinong Humic Acid Product Co., Ltd changed name to be Shaanxi Techteam Jinong Humic Acid Product Co., Ltd. (“Techteam Jinong”).

On January 19, 2007, Techteam Jinong incorporated X’an Jintai Agriculture Technology Development Company(hereinafter as “Xi’an Jintai”), as the Experimental Base and green fertilizer Research Institute of Techteam Jinong.

The Company and its subsidiaries are engaged in the research and development, manufacture, distribution and technique support of green organic fertilizer. Xian Jonong’s main business is to produce and sell fertilizers, and Xi’an Jintai’s main business is to sell the product which are the by- product (fruit and vegetables) from the experiments of developing the fertilizers.

NOTE 2 - BASIS OF PRESETATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results for any future period. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended June 30, 2007. The results of the three month period ended September 30, 2007 are not necessarily indicative of the results to be expected for the full fiscal year ending June 30, 2008.

Principle of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries — Techteam Jinong and Xi’an Jintai. All significant inter-company accounts and transactions have been eliminated in consolidation.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and cash equivalents

For statement of cash flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of September 30, 2007, cash and cash equivalents amounted to $ 107,400.

Accounts receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of September 30, 2007, the Company had accounts receivable of $6,046,270, net of allowance of $ 222,276.

Advances to suppliers

The Company advances to certain vendors for purchase of its material. As of September, 2007, the advances to suppliers amounted to $533,084.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or net realizable value. The management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower than the cost.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 5 to 15 years for machinery; 3 to 5 years for leasehold improvement, 5 to 10 years for office equipment; and 3 to 5 years for motor vehicles.

Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There was no impairment of long-lived assets for the three months ended September 30, 2007.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the three months ended September 30, 2007 and 2006, were $ 23,125 and $ 142,427, respectively.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized. If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company net income when those events occur. The Company does not have any significant deferred tax asset or liabilities in the PRC tax jurisdiction.

Foreign currency translation

The functional currency of the Company is RMB. The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, the Company translates the subsidiaries' assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi. In particular, Renminbi ("RMB"), the PRC's official currency, is the functional currency of the Company. Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.28: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People's Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of 0.3% around the unified exchange rate published by the People's Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Fair values of financial instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

During the three month ended September 30, 2006, the company was organized in one segment. During the three month ended September 30, 2007, the Company was organized into two main business segments: produce fertilizer (Jinong) and agricultural products (Jintai). The following table presents a summary of operating information and certain year-end balance sheet information for the three month ended September 30, 2007.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Three months ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
Revenues from unaffiliated customers:
Fertilizer	$5,588,757	$4,791,313
Agricultural products	1,602,264	-
Consolidated	$7,191,021	$4,791,313

Operating income :
Fertilizer	$3,131,416	$2,581,216
Agricultural products	983,521	-
Consolidated	$4,114,937	$2,581,216

Identifiable assets:
Fertilizer	$19,913,001	$11,470,487
Agricultural products	2,325,120	-
Reconciling item (1)	(406,264)	-
Reconciling item (2)	(133,461)	-
Consolidated	$21,698,396	$11,470,487

Net income
Fertilizer	$3,048,148	$2,491,055
Agricultural products	983,624	-
Consolidated	$4,031,772	$2,491,055

Interest expense:
Fertilizer	$92,569	$91,369
Agricultural products	-	-
Consolidated	$92,569	$91,369

(1) Reconciling amounts include adjustments to eliminate inter company transactions.

(2) Reconciling amounts include adjustments to eliminate inter company investment.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1. A brief description of the provisions of this Statement

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2. The date that adoption is required

3. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVENTORIES

Inventories consist of the following as of September 30, 2007 :

Supplies, packing and raw materials	$244,039
Finished goods	1,710,152
Totals	$1,954,191

NOTE 4 - OTHER ASSETS

As of September 30, 2007, other assets comprised of following:

Other receivable	$89,816
Promotion samples	32,905
Total	$122,721

Other receivables represent advances made to non-related companies and employees. The amounts were unsecured, interest free, and due on demand.

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of September 30, 2007

Building and improvements	$7,338,102
Vehicle	21,728
Machinery and equipments	5,247,490
Totals	12,607,320
Less: accumulated depreciation	(873,090)
$11,734,230

Depreciation expenses for the three months ended September 30, 2006 and 2007 were $31,304 and $208,898, respectively.

NOTE 6 - INTAGIBLE ASSETS

The intangible assets comprised of following at September 30, 2007:

Land use right, net	$853,196
Technology know-how, net	303,917
Total	$1,157,113

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

LAND USE RIGHT

Per the People's Republic of China's governmental regulations, the Government owns all land. However, the government grants the user a “land use right” (the Right) to use the land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years.

The shareholder contributed the land use rights on August 16th, 2001. The land use right was recorded at cost of $972,280. The land use right is for fifty years. The land use right consist of the followings as of September 30, 2007:

Land use right	$972,280
Less: accumulated amortization	(119,084)
$853,196

TECHNOLOGY KNOW-HOW

The shareholder contributed the technology know-how on August 16, 2001. The technology know-how is recorded at cost of $784,095. This technology is the special formula to produce humid acid. The technology know-how is valid for 10 years. The technology know-how consists of the following as of September 30, 2007:

Technology Know-how	$784,095
Less: accumulated amortization	(480,178)
$303,917

Total amortization expenses of intangible assets for the years ended September 30, 2007 and 2006 amounted to $24,253 and $19,271 respectively. Amortization expenses of intangible assets for next five years after September 30, 2007 are as follows:

September 30, 2008	$93,813
September 30, 2009	93,813
September 30, 2010	93,813
September 30, 2011	93,813
September 30, 2012	93,813
Total	$469,065

NOTE 7 - AMOUNT DUE TO RELATED PARTIES

The amount due to related parties were the advances from the Company’s officers and shareholders, and was unsecured, non-interest bearing and due on demand. As of September 30, 2007, amount due to related parties amounted to $135,947.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables of the following as of September 30, 2007:

Payroll payable	$32,527
Welfare payable	201,421
Interest and other accrued expenses	58,167
Other levy payable	55,962
Employee advance	69,361
Advances to other unrelated companies- Due on demand, interest free and unsecured	79,031
Total	$496,469

NOTE 9 - LOAN PAYABLES

As of September 30, 2007, the loans payable are as follows:

Short term loans payable:
Xian City Commercial Branch	$2,001,923
Xian Agriculture Credit Union	507,153
Agriculture Bank	1,801,729
Total	$4,310,805

As of September 30, 2007, the Company had a loan payable of $2,001,923 to Xian City Commercial Bank in China, with an annual interest rate of 9.585%, and due on April 1, 2008. The loan is pledge by the land use right and property of the Company.

As of September 30, 2007, the Company had a loan payable of $507,153 to Xian Agriculture Credit Union, with an annual interest rate of 9.216%, and due on September 26, 2007. On September 10, 2007, the loan was extended to September 16, 2008 with an annual interest rate of 11.795%. The loan is guaranteed by a former shareholder. The Company’s shareholder paid interest expenses of $12,393 and $10,991 as of September 30, 2007 and 2006 for this loan. The Company has recorded the interest expenses paid by the shareholder as contributed capital.

As of September 30, 2007, the Company had a loan payable of $1,801,729 to Agriculture Bank in China, with an annual interest rate of 7.488%, and due on September 26, 2007. On March 28, 2007, the loan is extended to March 27, 2008. The loan is guaranteed by the former shareholder.

The interest expenses are $92,569 and $91,369 for three months ended September 30, 2007 and 2006.

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - TAX PAYABLES

Tax payables consist of the following as of September 30, 2007

VAT payable	$2,547,065
Income tax payable	308,657
Other levies	221,235
Total	$3,076,957

NOTE 11 - OTHER INCOME (EXPENSES)

Other income (expenses) mainly consist of interest expenses and subsidy income from government.

NOTE 12 - INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company is subject to PRC Enterprise Income Tax at a rate of 33% on the net income. For the year 2007, the company can enjoy tax-free benefit because it becomes a foreign invested company according to the PRC tax law. The income tax expenses for the three month ended September 30, 2007 and 2006 are $0 and $199,880 respectively.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate at September 30, 2007 and 2006:

	2007	2006
Tax at statutory rate	34%	34%
Foreign tax rate difference	-19%	-19%
Net operating loss in other tax jurisdiction for where no benefit is realized	-15%	-7%

	0%	8%

GREEN AGRICULTURE HOLDING CORPORTAION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The two years tax exemption, three years 50% tax reduction tax holiday for production-oriented FIEs will be eliminated. The Company is currently evaluating the effect of the new EIT law will have on its financial position

Due to non-operation in U.S. and tax free status in China, the Company had no deferred tax for the three months ended September 30, 2007 and 2006.

NOTE 13 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.
The company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

MAJOR CUSTOMERS AND VENDORS

There are two vendors that are over 10% of the total purchase for the three months ended September 30, 2007 with each vendor individually accounting for about 14% and 10%. There are two vendors that are over 10% of the total purchase for the three months ended September 30, 2006 with each vendor individually accounting for about 13% and 12%.

There is no customer that is accounted over 10% of the total sales as of three months ended September 30, 2007 and 2006.

NOTE 14 - STATUTORY RESERVES

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i)	Making up cumulative prior years' losses, if any;

ii)
Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;